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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements (File Nos. 333-1350 and 333-4242) of Ottawa Financial Corporation on Form S-8 and in the Registration Statement (File No.333-4950) of Ottawa Financial Corporation on form S-3 of our report dated February 20, 1998, on the financial statements of Ottawa Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended.




                                               /s/ Crowe, Chizek and Company LLP
                                                   -----------------------------
                                                   Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 27, 1998